UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☒	Soliciting Material under §240.14a-12

QUALITY SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VOTE “FOR” ALL OF THE QUALITY SYSTEMS NOMINEES TO THE BOARD

ON THE WHITE PROXY CARD TODAY

July 15, 2013

Dear Fellow Shareholder:

The Quality Systems Board of Directors and management team are singularly focused on the continued implementation of a number of strategic and financial initiatives to position the Company for increased profitability while enhancing value for all shareholders. This comprehensive plan, which was launched in October 2012, is designed to improve efficiencies, control expenses and unify our business segments under a cross-functional operating model. These actions, combined with continued reinvestment in our core business and strategy, have begun to reap positive results, and we believe Quality Systems is well positioned to continue to generate meaningful, long-term shareholder value.

As a Quality Systems shareholder, you now face an important decision about the future of your investment in the Company. At our annual shareholder meeting to be held on August 15, 2013, a group consisting of Clinton Relational Opportunity Master Fund, L.P., Clinton Spotlight Master Fund, L.P., Clinton Relational Opportunity, LLC, Clinton Group, Inc. and Mr. George E. Hall (together, “the Clinton Group”) is seeking to advance its own interests by replacing all but two members of the Company’s nine-member Board of Directors with seven directors of its choosing and by amending certain Company bylaws for reasons that we believe are self-serving.

The Clinton Group recently disclosed ownership of only 0.9% of the Company’s shares, indicating that it began acquiring the Company’s stock in May 2013 – less than 30 days prior to notifying the Board of its intent to commence a proxy contest. In contrast, your Board and management team own more than 17% of the Company’s outstanding shares, have a vested interest in the long-term performance of Quality Systems and are executing on a clear strategy that is gaining momentum and creating value.

We encourage you to vote “FOR” all of Quality Systems’ experienced, highly qualified nominees to its Board of Directors: Michael Aghajanian, Craig A. Barbarosh, George H. Bristol, Mark H. Davis, D. Russell Pflueger, Steven T. Plochocki, Sheldon Razin, Lance E. Rosenzweig and Norman E. Lepor, M.D. We urge you to vote “AGAINST” proposals 4, 5 and 6 on the WHITE proxy card, which are the bylaw proposals made by the Clinton Group, and to discard any green proxy card you may receive from the Clinton Group.

Your vote is very important. We encourage you to make your voice heard by voting online, by telephone, or by signing and dating the enclosed WHITE proxy card and returning it in the postage-paid envelope provided.

QUALITY SYSTEMS IS IMPLEMENTING A VALUE-ENHANCING STRATEGY

Quality Systems’ Board and management team expect to capitalize on industry growth and evolution by continuing to execute a highly profitable growth strategy that balances strategic reinvestment in product development with a prudent acquisition program. The Company’s strategic priorities include:

•	Continuing to grow Quality Systems’ core business by pursuing opportunities to market and sell our electronic health record (EHR), electronic practice management platform and complementary solutions to both existing and new channels such as insurance payers and government entities;

•	Expanding our investment in software development with all of our existing and new products to bring innovative state of the art software technology and delivery architecture;

•	Cross-selling new solutions to our large existing customer base and bundling multiple solutions for sale to new customers;

•	Developing and acquiring innovative solutions to capitalize on future growth opportunities including population health management and data analytics tools;

•	Enabling solutions that address new healthcare delivery models such as accountable care organizations (ACOs) and patient-centered medical homes (PCMH) models;

•	Growing our RCM services business with both our large existing customer base as well as new customers as the industry seeks to reduce costs by outsourcing billing and collection activities;

•	Expanding offshore capabilities to bring new products to market, accelerate speed to market of enhancements to existing products and capture cost efficiencies;

•	Completing prudent acquisitions that provide a strategic benefit to the Company; and

•	Building momentum in our international expansion efforts to capitalize on the rapidly growing healthcare information technology (HCIT) market.

QUALITY SYSTEMS HAS ESTABLISHED A SOLID OPERATIONAL FOUNDATION

The solid foundation we have established gives us great confidence that we are making significant progress toward achieving our objectives.

•	We have ESTABLISHED a substantial installed base of loyal customers: Quality Systems’ customer base is among the largest in the industry, encompassing approximately 325 hospital relationships and more than 4,800 group practices representing 80,000 physicians and dentists. In fiscal 2013 more than 73% of Quality Systems’ total revenues were from recurring sources.

•	We have CREATED a strong portfolio of innovative solutions: In addition to making prudent reinvestments in products and services with high profit potential, the Company has also successfully expanded our business into four segments including ambulatory, small hospital, RCM, and Dental by executing nine complementary acquisitions over the past five years.

•	We have ACHIEVED significant competitive advantages in a shifting industry landscape: Quality Systems was awarded stage-two certifications for its ambulatory and inpatient products in the fourth quarter of 2013, making it one of only two companies to be certified in both areas to date. The Company also ranks among the top four for Meaningful Use (MU) attestations for physicians, and is one of only four organizations among the top 12 for attestations for the inpatient and ambulatory markets.

•	We have EARNED widespread recognition and brand leadership: The Company has been featured on Forbes’ prestigious list of America’s 100 Best Small Companies for 12 years straight and on its annual listing of America’s 25 Fastest-Growing Tech Companies for three consecutive years. In June 2013, Quality Systems received 12 awards at the 11th Annual American Business AwardsSM, including Company of the Year in the Health Products and Services Category.

HIGHLY QUALIFIED, DIVERSE AND EXPERIENCED BOARD COMMITTED TO SOUND
CORPORATE GOVERNANCE AND ENHANCING SHAREHOLDER VALUE

Your Board consists of a diverse group of experienced, qualified Board nominees with approximately 119 years of collective experience in healthcare services, 58 years in technology and 66 years in financial services. With strong credentials and relevant industry expertise, your Board is committed to working together constructively in support of our strategic plan to deliver long-term growth, product excellence and shareholder value.

Your Board is also committed to upholding the highest standards of corporate governance. We take pride in the recognition we received last year from Institutional Shareholder Services (ISS), a leading proxy advisory firm, which awarded the Company its highest rating for all governance structure categories. Eight of the Board’s nine director nominees are independent, and upon the election of Dr. Lepor, Quality Systems will have added two new independent directors in 2013 alone.

The Company’s governance structure also includes:

•	Annual director elections
•	Robust director nomination and evaluation process and active board recruitment
•	Cumulative voting rights
•	Shareholder right to call meetings and act by written consent
•	No “poison pill”
•	Separate chairman and chief executive roles
•	Annual “say-on-pay” advisory vote, as recommended by your Board

Quality Systems firmly believes that the continued service of its current Board of Directors and management team is in the best interests of shareholders. We encourage all shareholders to vote FOR a Board and management team with a proven track record of shareholder returns, leading corporate governance practices and the right plan for continued growth.

NOW IS THE TIME TO SUPPORT YOUR BOARD’S STRATEGIC VISION

VOTE THE WHITE PROXY CARD TODAY

To date, the Clinton Group has not articulated or disclosed a plan for Quality Systems nor provided any information on how its nominees would conduct business in a different manner than that which is currently being implemented by your Board. We believe that replacing the Board with the Clinton Group’s nominees at this critical juncture would jeopardize the Company’s long-term viability, derail the success the Company has begun to realize from its strategic transformation, destabilize a strong management team, create unnecessary risk for all Quality Systems shareholders and diminish shareholder value.

Quality Systems recommends that shareholders vote on the WHITE proxy card “FOR” the Company’s experienced and highly qualified director nominees: Michael Aghajanian, Craig A. Barbarosh, George H. Bristol, Mark H. Davis, D. Russell Pflueger, Steven T. Plochocki, Sheldon Razin, Lance E. Rosenzweig and Norman E. Lepor, M.D. We further urge you to vote “AGAINST” proposals 4, 5 and 6 on the WHITE proxy card, which are the bylaw proposals made by the Clinton Group, and to discard any green proxy card you may receive from the Clinton Group.

Your vote is extremely important, no matter how many or how few shares you own. We urge you to vote today by telephone, by Internet, or by signing and dating the enclosed WHITE proxy card and returning it in the postage-paid envelope provided. Please do not return or otherwise vote any green proxy card sent to you by the Clinton Group. If you have any questions or need assistance voting your shares, please contact MacKenzie Partners, Inc., which is assisting us in connection with this year’s Annual Meeting, 800-322-2885 (toll-free) or at 212-929-5900 (call collect).

On behalf of your Board, we thank you for your continued support as we work to create a lasting business that delivers value to all Quality Systems constituents.

Sincerely,

Sheldon Razin	Steven Plochocki

Chairman of the Board of Directors and Founder of Quality Systems, Inc.	President and Chief Executive Officer

If you have any questions, require assistance with voting your WHITE proxy card, or need additional copies of the proxy materials, please contact:

105 Madison Avenue
New York, NY 10016

proxy@mackenziepartners.com

(212) 929-5500 (Call Collect)
Or
TOLL-FREE (800) 322-2885

IMPORTANT ADDITIONAL INFORMATION REGARDING THE PROXY SOLICITATION

On July 15, 2013, the Company filed its definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with its 2013 Annual Meeting of Shareholders and began the process of mailing the Proxy Statement to its shareholders, together with a WHITE proxy card. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. Shareholders may obtain the Proxy Statement, any amendments or supplements thereto and other documents filed by the Company with the SEC for free from the SEC’s website at www.sec.gov. Copies of the Proxy Statement and any amendments and supplements thereto will be provided for free by contacting the Company’s proxy solicitor, MacKenzie Partners, Inc. at (800) 322-2885 toll-free or by email at proxy@mackenziepartners.com.

IMPORTANT ADDITIONAL INFORMATION REGARDING PARTICIPANTS

The Company and its directors, director nominees and non-director executive officers may be deemed to be participants in the solicitation of proxies in connection with the Company’s upcoming 2013 Annual Meeting of Shareholders. Information about the Company’s directors, director nominees and non-director executive officers and their ownership of the Company’s securities is available in the Proxy Statement.

CAUTION CONCERNING FORWARD LOOKING STATEMENTS

Statements made in this document, the proxy statements to be filed with the SEC, communications to shareholders, press releases and oral statements made by the Company’s representatives that are not historical in nature, or that state the Company’s intentions, hopes, beliefs, expectations or predictions of the future, may constitute “forward-looking statements” within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended. Forward-looking statements can often be identified by the use of forward-looking language, such as “could,” “should,” “will,” “will be,” “will lead,” “will assist,” “intended,” “continue,” “believe,” “may,” “ expect,” “hope,” “anticipate,” “goal,” “forecast,” “plan,” or “estimate” or variations thereof or similar expressions. Forward-looking statements are not guarantees of future performance. These forward-looking statements may include, without limitation, discussions of the Company’s product development plans, business strategies, future operations, financial condition and prospects, developments in and the impacts of government regulation and legislation and market factors influencing the Company’s results.

Forward-looking statements involve risks, uncertainties and assumptions. It is important to note that any such performance and actual results, financial condition or business, could differ materially from those expressed in such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the risk factors discussed under “Risk Factors” in the Company’s Annual Report on Form 10-K (the “Annual Report”) for the fiscal year ended March 31, 2013, as well as factors discussed elsewhere in this and other reports and documents that we file with the SEC. Other unforeseen factors not identified herein could also have such an effect. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial condition or business over time unless required by law. Interested persons are urged to review the risks described under “Risk Factors” and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Annual Report as well as in the Company’s other public disclosures and filings with the SEC.